Exhibit 5
                                                                       ---------


                                                                    May 18, 2001

Vectren Corporation
20 N.W. Fourth Street
Evansville, Indiana 47741

To Whom It May Concern:

        You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Vectren Corporation (the "Company") with the Securities and Exchange Commission, relating to the registration of up to 4,000,000 shares of the Common Stock, without par value, of the Company and related Common Stock Purchase Rights (the "Common Stock") under the Vectren Corporation At Risk Compensation Plan (the "Plan"), as such Plan may be amended from time to time. In connection with your request, we have made such examination of the corporate records and proceedings of the Company and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.

        Based upon such examination, we are of the opinion that when the shares of Common Stock have been issued as contemplated by the Plan and when the steps set forth in the next paragraph have been taken, the Common Stock will be legally issued, fully paid and nonassessable.

        The steps to be taken which are referred to in the preceding paragraph consist of the following:

                (1) Compliance with the Securities Act of 1933, as amended, with respect to the Plan and the issuance and sale of the shares of Common Stock thereunder; and

                (2) Issuance and sale of the Common Stock in accordance with the terms and conditions set forth in such Plan and the Registration Statement, as amended from time to time.

        We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, whoever, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,


                                              /s/ Barnes & Thornburg